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                                                                  Exhibit 10.5

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                                                          BBOX HOLDING COMPANY

                                                              HOLDING COMPANY
                                                          GUARANTEE AGREEMENT

                                                Dated as of November 21, 1996


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TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I.  DEFINITIONS                                                      1
       Section 1.1       Definitions                                         1
       Section 1.2       Other Definitions                                   2

ARTICLE II.  THE GUARANTEE                                                   2

       Section 2.1       Holding Company Guarantee of Payment and
                           Performance of Obligations                        2
       Section 2.2       Obligations Unconditional                           3
       Section 2.3       Holder's Freedom to Act                             5
       Section 2.4       Waivers of Holding Company Guarantor; Subrogation   5
       Section 2.5       Revival                                             6
       Section 2.6       Subordination                                       7
       Section 2.7       Bankruptcy                                          7
       Section 2.8       Termination                                         7

ARTICLE III.  AFFIRMATIVE COVENANTS                                          7
       Section 3.1       Information                                         7
       Section 3.2       Notice of Certain Events                            7
       Section 3.3       Insurance                                           8
       Section 3.4       Payment of Taxes and Other Potential Charges and
                           Priority Claims                                   8
       Section 3.5       Preservation of Corporate Status                    9
       Section 3.6       Governmental Approvals and Filings                  9
       Section 3.7       Maintenance of Properties                           9
       Section 3.8       Avoidance of Other Conflicts                        9
       Section 3.9       Financial Accounting Practices                     10
       Section 3.10      Continuation of or Change in Business              10
       Section 3.11      Consolidated Tax Return                            10
       Section 3.12      Fiscal Year                                        10
       Section 3.13      Inspection of Property                             10
       Section 3.14      Covenant to Secure Note Equally                    11

ARTICLE IV.  NEGATIVE COVENANTS                                             11
       Section 4.1       Liens                                              11
       Section 4.2       Limitation on Other Restrictions on Liens.         12
       Section 4.3       Capital Expenditures                               12
       Section 4.4       Dividends and Related Distributions                13

ARTICLE V.  REPRESENTATIONS, COVENANTS AND WARRANTIES                       13
       Section 5.1       Organization                                       13
       Section 5.2       Power and Authority                                14
       Section 5.3       Actions Pending                                    14



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       Section 5.4       Title to Properties                                14
       Section 5.5       Taxes                                              14
       Section 5.6       Conflicting Agreements and Other Matters           15
       Section 5.7       ERISA                                              15
       Section 5.8       Governmental and Other Third Party Consent         16
       Section 5.9       Environmental Compliance                           16
       Section 5.10      Regulatory Status                                  17
       Section 5.11      Permits and Other Operating Rights                 17
       Section 5.12      Disclosure                                         17
       Section 5.13      Solvency                                           18

ARTICLE VI.  MISCELLANEOUS                                                  18
       Section 6.1       Consent to Amendments                              18
       Section 6.2       Survival of Representations and Warranties;
                           Entire Agreement                                 18
       Section 6.3       Successors and Assigns                             18
       Section 6.4       Notices                                            19
       Section 6.5       Governing Law                                      19
       Section 6.6       Severability                                       19
       Section 6.7       Descriptive Headings                               19
       Section 6.8       Counterparts                                       19
       Section 6.9       Severability of Obligations                        19


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HOLDING COMPANY GUARANTEE AGREEMENT

                  THIS HOLDING COMPANY GUARANTEE AGREEMENT (this "Holding Company Guarantee") is entered into as of November 21, 1996, by BBox Holding Company, a Delaware corporation (the "Holding Company Guarantor"), in favor of and for the benefit of each holder of any Notes (the "Holders").

                  WHEREAS, Black Box Corporation of Pennsylvania, a Delaware corporation (formerly known as Black Box Corporation; the "Company"), pursuant to those certain separate Note Agreements, each dated as of May 6, 1994 (as such agreements are amended, supplemented or otherwise modified, the "Note Agreements"), issued and sold to the purchasers named therein $40,000,000 in aggregate principal amount of its 8.81% Senior Notes due May 6, 1999 (the "Notes");

                  WHEREAS, the proceeds of the Notes were loaned to Black Box Corporation (formerly known as MB Communications, Inc.; the "Guarantor ") to enable the Guarantor to repay certain indebtedness of the Guarantor;

                  WHEREAS, to secure the repayment of the Notes, the Guarantor entered into that certain Guarantee Agreement, dated as of May 6, 1994, in favor of and for the benefit each holder of any Notes;

                  WHEREAS, in connection with the organization by the Guarantor of the Holding Company Guarantor, a Wholly-Owned Subsidiary of the Guarantor, and the contribution by the Guarantor to the Holding Company Guarantor of 100% of the outstanding capital stock of the Company (the "Restructuring"), the Noteholders are entering into that certain Second Modification of Note Purchase Agreements dated as of November 21, 1996 (the "Second Modification"); and

                  WHEREAS, as a condition precedent to the effectiveness of the Second Modification, the Holders have requested, among other things, that the Holding Company Guarantor execute this Holding Company Guarantee for the benefit of the Company and the Holders.

                  NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the effectiveness of the Second Modification, to induce the Holders to enter into the Second Modification, to induce any Transferee to accept the transfer of all or any part of any Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holding Company Guarantor agrees as follows:

                             ARTICLE I. DEFINITIONS

                  Section 1.1 Definitions. As used in this Holding Company Guarantee, the following terms shall have the following meanings:


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                  "Guaranteed Obligations" shall mean (i) all of the
indebtedness, obligations, liabilities existing on the date hereof or arising from time to time thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to the Holders under or in respect of any one or more of the Note Agreements or the Notes, including, without limitation, (a) the principal of and interest and Yield Maintenance Amount, if any, on the Notes (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding) and (b) all reasonable costs and reasonable expenses, including, without limitation, all court costs and attorneys' fees and expenses, paid or incurred in endeavoring to collect all or any part of the Guaranteed Obligations from, or in pursuing any action against, the Company, the Holding Company Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or in any security for the liability of the Holding Company Guarantor or any other such guarantor and (ii) all agreements, covenants and conditions of the Company under the Note Agreements.

                  "Responsible Environmental Officer" shall mean with respect to the Holding Company Guarantor or any of its Subsidiaries, any Responsible Officer or any other officer or employee of the Holding Company Guarantor or such Subsidiary responsible for the administration of environmental compliance of the administration of the handling of Environmental Concern Materials, including, without limitation, all officers or employees holding the titles set forth in Part 8L to the Disclosure Schedule referred to in the Note Agreements and any Person who, regardless of title, is performing the duties of any such officers or employees.

                  "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer, chief accounting officer or general counsel of the Holding Company Guarantor or any other officer of the Holding Company Guarantor involved principally in its financial administration or its controllership function or, in each case, any Person who, regardless of title, is performing the duties of any of the foregoing.

                   Section 1.2 Other Definitions. Capitalized terms that are used in this Holding Company Guarantee and are not defined in this Holding Company Guarantee shall have the meanings ascribed to them in the Note Agreements, except that with respect to the terms "Plan" and "Controlled Group Member" as they are defined in the Note Agreements, each reference to "Company" in such definitions shall be a reference to the "Holding Company Guarantor" for purposes herein. Unless the context of this Holding Company Guarantee otherwise clearly requires, references to the plural include the singular, the singular include the plural and "or" has the inclusive meaning represented by the phrase "and/or."

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                           ARTICLE II. THE GUARANTEE

                  A. Holding Company Guarantee of Payment and Performance of Obligations. The Holding Company Guarantor unconditionally and irrevocably guarantees the full and prompt payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) in accordance with the terms of the Note Agreements. This Holding Company Guarantee is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against the Company or any other Person or any other event or circumstance. The obligations of the Holding Company Guarantor under this Holding Company Guarantee are direct and primary obligations of the Holding Company Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Holding Company Guarantor regardless of whether action is brought against the Company or any other Person or whether the Company or any other Person is joined in any such action or actions.

                  B. Obligations Unconditional. The Holding Company Guarantor hereby agrees that the obligations of the Holding Company Guarantor under this Holding Company Guarantee shall be continuing, absolute and unconditional, irrespective of:

                  (i) any lack of genuineness, legalism, validity, enforceability or allowability (in bankruptcy, insolvency, reorganization or similar proceeding, or otherwise) of the Guaranteed Obligations or the Note Agreements or any part thereof;

                  (ii) the absence of any attempt to collect the Guaranteed Obligations from the Company or any other guarantor of all or any part of the Guaranteed Obligations, any failure to assert any breach of or default under any of the Note Agreements or the Guaranteed Obligations, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Company or any other Person under or in connection with any of the Note Agreements or any of the Guaranteed Obligations;

                  (iii) any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Holding Company Guarantor;

                  (iv) any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by any of the Holders or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by any of the Holders or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Holding Company Guarantee, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes but is not limited to any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct


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         or indirect assurance of payment or performance of any of the
         Guaranteed Obligations, made or on behalf of any Person;

                  (v) any merger, consolidation, liquidation, dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Company or any other Person;

                  (vi) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided or required to be repaid to the Company, the Holding Company Guarantor, the estate of either the Company or the Holding Company Guarantor, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of Company or any other Person liable on the Guaranteed Obligations or any portion thereof;

                  (vii) a Holder's election, in any proceeding instituted under the Federal Bankruptcy Code (11 U.S.C. ss.101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (viii) any borrowing from or grant of a security interest to any Holder by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, or any extension of credit, under Section 364 of the Bankruptcy Code;

                  (ix) the disallowance or avoidance or subordination of all or any portion of a Holder's claim(s) for repayment of the Guaranteed Obligations under the Bankruptcy Code or any similar state law;

                  (x) any change in the time, manner, method or place of payment or performance of, or in any other term of, the Guaranteed Obligations, or any amendment to, waiver or modification of, or consent under any provision of the Note Agreements or applicable law;

                  (xi) any change in any provision of applicable law or regulation;

                  (xii) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

                  (xiii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Company, the Holding Company Guarantor or any other guarantor, maker or endorser, including without limitation, any discharge of, or bar or stay against collecting or accelerating, all or any of the Guaranteed Obligations in or as a result of any such proceeding;


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                  (xiv) any failure by any Holder to file or enforce a claim against the Company or its estate in any bankruptcy or insolvency case or proceeding;

                  (xv) any action taken by any Holder that is authorized by this Holding Company Guarantee, or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting the Holding Company Guarantor or the Company or any of their respective assets;

                  (xvi) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which the Holding Company Guarantor or the Company is a party or which purports to be binding on or affect the Holding Company Guarantor or any of their respective assets; or

                  (xvii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  C. Holder's Freedom to Act. Any Holder is hereby authorized, without notice to the Holding Company Guarantor and without affecting the liability of the Holding Company Guarantor hereunder to such Holder or any other Holder, from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of any of the Note Agreements and the Notes; (ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security or additional guarantees or sureties for the Guaranteed Obligations or any part thereof or any other liabilities of the Company, the obligations of the Holding Company Guarantor under this Holding Company Guarantee and the obligations under any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, release, sell, transfer, assign or otherwise deal with any such security, guarantee or surety; (iv) apply such security or any proceeds thereof and direct the order or manner of sale thereof as each Holder may determine in its discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or any portion thereof and any security therefor in any manner; (vi) extend additional loans, credit and financial accommodations and otherwise create additional Guaranteed Obligations; (vii) waive strict compliance with the terms of the Note Agreements or the Notes and otherwise forbear from asserting such Holder's rights and remedies thereunder; (viii) alter or enforce or forbear from enforcing the guarantee or surety of any other guarantor or surety of all or any part of the Guaranteed Obligations or release any such guarantor or surety; and (ix) assign this Holding Company Guarantee in part or in whole in connection with any assignment of any part or all of the Guaranteed Obligations; (x) add, release or substitute any one or more other guarantors, makers or endorsers of all or any part of the Guaranteed Obligations and otherwise deal with the Company or any other guarantor, maker or endorser as any Holder may elect in its sole discretion; and (xi) apply any and all payments or recoveries from the Holding Company Guarantor, from the Company or from any other guarantor, maker or endorser of all or any part of the Guaranteed Obligations in such order as any Holder in its sole discretion may determine, whether such Guaranteed Obligations is secured or unsecured or guaranteed or not guaranteed by others.

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                  Any Holder's failure at any time or times hereafter to
require strict performance by the Holding Company Guarantor of any of the covenants, provisions, warranties, terms and conditions contained in this Holding Company Guarantee or any other promissory note, loan agreement, lease, security agreement, mortgage, agreement, instrument or other document now or at any time or times hereafter executed by the Holding Company Guarantor and delivered to any Holder shall not waive, affect or diminish any right of any Holder at any time or times hereafter to demand strict performance therewith and no waiver of any such right shall be deemed to occur by any act or knowledge of any Holder, its agents, officers or employees or be binding against any Holder, except as expressly set forth in a writing duly signed and delivered on that Holder's behalf by an officer of Holder, other than amendments, consents or waivers pursuant to Section 6.1. No waiver by any Holder of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any Holder permitted hereunder shall in any way affect or impair any Holder's rights or the obligations of the Holding Company Guarantor under this Holding Company Guarantee. Any determination by a court of competent jurisdiction of the amount of any part of the Guaranteed Obligations owing by the Company to any Holder at any time shall be conclusive and binding on the Holding Company Guarantor irrespective of whether the Holding Company Guarantor was a party to the suit or action in which such determination was made.

                  D. Waivers of Holding Company Guarantor; Subrogation. (a) Holding Company Guarantor waives (i) any requirements of diligence or promptness on the part of any Holder; (ii) presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations or any guarantee with respect thereto; (iii) notices (a) of nonperformance, (b) of acceptance of this Holding Company Guarantee, (c) of default in respect of the Guaranteed Obligations, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Company or otherwise, (e) that the principal amount of, or any portion thereof, or any interest or Yield Maintenance Amount on all or any part of the Guaranteed Obligations is due, (f) of any and all proceedings to collect from the Company, any maker, endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and (g) of exchange, sale, surrender, creation, perfection or other handling of any security or collateral given to any Holder to secure payment of the Guaranteed Obligations or any guarantee therefor; (iv) any right to require any Holder to (a) proceed first against the Company, or any other Person whatsoever, (b) proceed against or exhaust any security given to or held by any Holder in connection with the Guaranteed Obligations or any guarantee therefor or (c) pursue any other remedy in any Holder's power whatsoever; (v) any defense arising by reason of (a) any disability or other defense of the Company, (b) the cessation from any cause whatsoever of the liability of the Company, (c) any act or omission of any Holder or other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Holder in connection with the Guaranteed Obligations or any guarantee therefor; and (vi) any and all other suretyship defenses under applicable law.

                  (b) The Holding Company Guarantor hereby waives and releases the Company from any and all "claims" (as defined in Section 101(4) of the Bankruptcy Code) to which the Holding Company Guarantor is or would at any time be entitled by virtue of its obligations under this Holding Company Guarantee, including, without limitation, any right of subrogation (whether contractual,

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under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, indemnity, exoneration or similar right against the Company. The Holding Company Guarantor further waives any right to demand security from Company and any benefit of, and any right to participate in, any security given to a Holder to secure payment of the Guaranteed Obligations or any other liability of Company to any Holder. All waivers granted by the Holding Company Guarantor hereunder, including, without limitation, the waiver by the Holding Company Guarantor of all rights of subrogation to any Holder's rights against the Company, shall be unconditional and irrevocable irrespective of whether the Guaranteed Obligations have been paid in full by the Holding Company Guarantor or any other party.

                  E. Revival. The Holding Company Guarantor further agrees that, if any payment made by the Company or any other Person is applied to the Guaranteed Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security given to a Holder to secure payment of the Guaranteed Obligations are required to be returned by any Holder to the Company, its estate, trustee, receiver or any other Person, including, without limitation, the Holding Company Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Holding Company Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Holding Company Guarantee shall have been canceled or surrendered (and if any lien, security interest or other collateral securing Holding Company Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Holding Company Guarantee (and such lien, security interest or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Holding Company Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

                  F. Subordination. The Holding Company Guarantor further agrees that any and all present and future debts and obligations of the Company, any endorser, or any guarantor of any part or all of the Guaranteed Obligations to the Holding Company Guarantor and any and all claims of the Holding Company Guarantor against the Company, any endorser, or any guarantor of any part or all of the Guaranteed Obligations, or any of their respective properties, howsoever arising, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations and as security for this Holding Company Guarantee, the Holding Company Guarantor hereby assigns to each Holder all claims of any nature which the Holding Company Guarantor may now or hereafter have against the Company.

                  G. Bankruptcy. If any Event of Default specified in clauses
(viii) to (x), inclusive, of paragraph 7A of the Note Agreements shall occur and be continuing, the Holding Company Guarantor shall, at the option of any Holder, forthwith pay the entire outstanding balance of the Guaranteed Obligations.


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                  H. Termination. The Holding Company Guarantor covenants that it will not be discharged except by complete performance of the obligations contained herein or by payment in full of the Guaranteed Obligations.

                       ARTICLE III. AFFIRMATIVE COVENANTS

                  I. Information. The Holding Company Guarantor covenants that it will, as soon as practicable, deliver to each Significant Holder such information and in such form as such Significant Holder may from time to time reasonably request.

                  J. Notice of Certain Events. The Holding Company Guarantor also covenants that immediately after any Responsible Officer obtains knowledge of:

                  (i)   an Event of Default or Default;

                  (ii)  the occurrence of a Change of Control Event;

                  (iii) any material adverse change in the business condition (financial or otherwise), operations or prospects of the Holding Company Guarantor or any Subsidiary of the Holding Company Guarantor;

                  (iv) any pending or threatened action, suit, proceeding or investigation by or before any Governmental Authority against or affecting the Holding Company Guarantor or any Subsidiary of the Holding Company Guarantor, including, without limitation, with respect to the matters in Section 5.9, except for matters that if adversely decided, individually or in the aggregate, could not have a Material Adverse Effect;

                  (v) any material violation, breach or default by the Holding Company Guarantor or any Subsidiary of the Holding Company Guarantor of or under any agreement or instrument material to the business operations, condition (financial or otherwise) or prospects of the Holding Company Guarantor and its Subsidiaries taken as a whole;

                  (vi)  any Pension-Related Event;

                  (vii) the expiration or earlier termination of the BB Tech License Agreement; or

                  (viii) any proposed amendment, waiver, consent or other change to the terms of the Bank Credit Agreement;

the Holding Company Guarantor will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Holding Company Guarantor proposes to take with respect thereto and, in the case of a Pension-Related Event such Certificate shall be accompanied by (A) a copy of any notice, request, return, petition or other document received by


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the Holding Company Guarantor or any Controlled Group Member from any Person, or which has been or is to be filed with or provided to any Person (including without limitation the Internal Revenue Service, Pension Benefit Guaranty Corporation or any Plan participant, beneficiary, alternate payee or employer representative), in connection with such Pension-Related Event, and (B) in the case of any Pension-Related Event with respect to a Plan, the most recent Annual Report (5500 Series), with attachments thereto, and the most recent actuarial valuation report, for such Plan.

                  K. Insurance. The Holding Company Guarantor covenants that it will, and will cause each Subsidiary of the Holding Company Guarantor to, maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is customary in the case of other corporations of established reputations engaged in the same or similar businesses or having similar properties similarly situated.

                  L. Payment of Taxes and Other Potential Charges and Priority Claims. The Holding Company Guarantor will, and will cause each of its Subsidiaries to, pay or discharge:

                  a. on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges imposed upon it or any of its properties;

                  b. on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property; and

                  c. on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Holding Company Guarantor or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended;

provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced the Holding Company Guarantor or such Subsidiary need not pay or discharge any such tax, assessment, charge or claim so long as (x) the validity thereof is contested in good faith and by appropriate proceedings diligently conducted, (y) such reserves or other appropriate provisions as may be required by generally accepted accounting principles shall have been made therefor.

                  M. Preservation of Corporate Status. The Holding Company Guarantor covenants that it will, and will cause each of its Subsidiaries to, maintain its status as a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and to be duly qualified to do business as a foreign corporation and in good standing in all jurisdictions in which the ownership of its properties or the nature of its business or both make such qualification necessary or advisable.

                  N. Governmental Approvals and Filings. The Holding Company Guarantor covenants that it will, and will cause each Subsidiary of the Holding Company Guarantor to, keep and


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maintain in full force and effect all Governmental Actions necessary or advisable in connection with execution and delivery of this Holding Company Guarantee by the Holding Company Guarantor and the Modification by the Company, consummation by the Holding Company Guarantor and the Company of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions of the Holding Company Guarantee, the Note Agreements or the Modification by the Holding Company Guarantor and the Company or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

                  O. Maintenance of Properties. The Holding Company Guarantor covenants that it will and will cause each Subsidiary of the Holding Company Guarantor to, maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (ordinary wear and tear excepted) and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Holding Company Guarantor will, and will cause each of its Subsidiaries to, procure and maintain in full force and effect all franchises, patents, trademarks, trade names, service marks, copyrights, licenses and other rights, in each case, that are necessary in any material respect for the business and operation of the Holding Company Guarantor and its Subsidiaries, taken as a whole.

                  P. Avoidance of Other Conflicts. (a) The Holding Company Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, violate or conflict with, be in violation of or conflict with, or be or remain subject to any liability (contingent or otherwise) on account of any violation or conflict with:

                  (i)   any Law;

                  (ii) its certificate of incorporation or by-laws (or other constituent documents); or

                  (iii) any agreement or instrument to which it is party or by which any of them or any of their respective Subsidiaries is a party or by which any of them or any of their respective properties (now owned or hereafter acquired) may be subject or bound;

except for matters that could not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Holding Company Guarantor will, and will cause each of its Subsidiaries and each of its Environmental Affiliates to, comply with, or operate pursuant to valid waivers of, applicable Environmental Laws and Environmental Permits, including, without limitation, to the extent required by applicable Environmental Laws or Environmental Permits, conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity and completing proper, thorough and effective clean-up, removal, remediation and/or restoration, except to the extent that failure so to comply with any Environmental Law or Environmental Permit does not have a Material Adverse Effect, and except that, with respect to any testing, monitoring, clean-up, removal, remediation or other such action required pursuant to such laws or permits, neither the Holding Company Guarantor nor any of its Subsidiaries or Environmental

Affiliates shall be required to perform any such action if the applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate reserves have been established in accordance with generally accepted accounting principles.

                  Q. Financial Accounting Practices. The Holding Company Guarantor covenants that it will, and will cause each of its Subsidiaries to, make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  R. Continuation of or Change in Business. The Holding Company Guarantor covenants that it will, and will cause each of its Subsidiaries to, continue to engage in its business substantially as conducted and operated during the present and preceding fiscal year, and the Holding Company Guarantor will not, and will not permit any Subsidiary of the Holding Company Guarantor to, engage in any other business.

                  S. Consolidated Tax Return. The Holding Company Guarantor covenants that it will not, and will not suffer any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Company, the Guarantor, the Holding Company Guarantor and their respective Subsidiaries.

                  T. Fiscal Year. The Holding Company Guarantor covenants that it will not, and will not suffer any of its Subsidiaries to, change its fiscal year or fiscal quarter.

                  U. Inspection of Property. The Holding Company Guarantor covenants that it will permit any Person designated by any Significant Holder in writing, at the Holding Company Guarantor's expense while an Event of Default is continuing and otherwise at such Significant Holder's expense, to visit and inspect any of the properties of the Holding Company Guarantor and its Subsidiaries, to examine the corporate books and financial records of the Holding Company Guarantor and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the directors, officers and key employees of the Holding Company Guarantor or their independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

                  V. Covenant to Secure Note Equally. The Holding Company Guarantor covenants that, if it or any Subsidiary of the Holding Company Guarantor shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 4.1 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 6.1), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) (including, without limitation, opinions of counsel relating thereto) whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured. Securing the Notes as provided in this Section 3.14 shall not permit the existence of any Lien not permitted by Section 4.1.

                         ARTICLE IV. NEGATIVE COVENANTS

                  The Holding Company Guarantor covenants that, so long as any
Note is outstanding or any amount owing under this Holding Company Guarantee remains unpaid:

                  W. Liens. The Holding Company Guarantor will not, and will not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property (whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in Section 3.14 hereof and paragraph 5P of the Note Agreements), except for the following:

                  (i) Liens existing as of May 6, 1994, securing obligations existing as of May 6, 1994, as such Liens and obligations are listed in SCHEDULE 4.6 attached to that certain Guarantee Agreement, dated as of May 6, 1994, made by the Guarantor in favor of the Holders (as amended by that certain Amendment to Guarantee Agreement dated as of November 21, 1996, by and among the Guarantor and the Holders, the "Black Box Guarantee");

                  (ii) Liens arising from taxes, assessments, charges or claims described in Section 3.4 that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 3.4;

                  (iii) Liens (other than ERISA Liens) incurred or deposits or pledges of cash or securities in the ordinary course of business to secure (i) workmen's compensation, unemployment insurance or other social security obligations, (ii) performance of bids, tenders, trade contracts (other than for payment of money) or leases, (iii) stay, surety or appeal bonds, or (iv) other obligations of a like nature incurred in the ordinary course of business, provided that such Liens do not, in the aggregate, materially detract from the value of the property and assets of the Holding Company Guarantor and its Subsidiaries or impair the use thereof by the Holding Company Guarantor and its Subsidiaries or the operation of their respective businesses;

                  (iv) Liens consisting of Capitalized Leases, provided that
         (a) such Lien is created before or substantially simultaneously with the purchase of the property that is the subject of such Capitalized Lease, (b) such Lien is confined solely to the property so leased, improvements thereto and proceeds thereof, (c) the amount secured by such Lien described in this Section 4.1(iv) shall not at any time exceed the lesser of cost or fair market value (plus installation costs, to the extent they have not been expensed) of the property so leased; (d) the Indebtedness represented by such Capitalized Leases is permitted by Sections 4.3, 4.4 and 4.5 of the Black Box Guarantee, and, to the extent applicable, paragraph 6 of the Note Agreements; and (e) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto or the lease of such property; and

                  (v) Liens on property securing all or part of the purchase price thereof and Liens (whether or not assumed) existing in property at the time of purchase thereof by the Holding Company Guarantor or a Subsidiary of the Holding Company Guarantor, PROVIDED that (a) such Lien is created before or substantially simultaneously with the purchase of such property, (b) such Lien is confined solely to the property so purchased, improvements thereto and proceeds thereof, (c) the amount secured by such Lien described in this Section 4.1(v) shall not at any time exceed the lesser of cost or fair market value of the property so purchased; (d) the Indebtedness secured by such Lien is permitted by Sections 4.3, 4.4 and 4.5 of the Black Box Guarantee and, to the extent applicable, paragraph 6 of the Note Agreements; and (e) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto or the purchase of such property; and

                  (vi) Liens renewing or extending any Lien described in clauses (i), (iv) or (v) above, provided (a) neither the Indebtedness secured thereby is increased nor the weighted average life to maturity thereof reduced as a result thereof, (b) such Lien is confined solely to the property so purchased or leased, improvements thereto and proceeds thereof; (c) the Indebtedness secured thereby is permitted under Sections 4.3, 4.4 and 4.5 of the Black Box Guarantee and, to the extent applicable, paragraph 6 of the Note Agreements; and (d) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto.

                  X. Limitation on Other Restrictions on Liens. The Holding Company Guarantor will not enter into, become or remain subject to any agreement or instrument to which the Holding Company Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound that would prohibit the grant of any Lien upon any of its properties (now owned or hereafter acquired), except (i) the Bank Credit Agreement, as amended by that certain First Amendment to Credit Agreement, dated as of March 30, 1995, by that certain Second Amendment to Credit Agreement, dated as of August 1, 1995, by that certain Third Amendment to Credit Agreement, dated as of April 1, 1996, by that certain Fourth Amendment to Credit Agreement dated as of November 21, 1996, and by that certain Fifth Amendment to Credit Agreement dated as of November 21, 1996 and (ii) the Note Agreements, as modified by the Modification of Note Purchase Agreements, dated as of November 21, 1996, and by the Second Modification.

                  Y. Capital Expenditures. The Holding Company Guarantor will not, and will not permit any Subsidiary of the Holding Company Guarantor to, make any Capital Expenditures on or after the date hereof, except for Capital Expenditures not in excess of $3,500,000 in the aggregate by the Holding Company Guarantor and its Subsidiaries in any fiscal year and subject to compliance, to the extent applicable, with the additional restrictions contained in paragraph 6 of the Note Agreements.

                  Z. Dividends and Related Distributions. The Holding Company Guarantor covenants that it will not, and will not permit any of its Subsidiaries to, make, directly or indirectly, any Stock Payment, except:

                  (i) Stock Payments by a Subsidiary of the Holding Company Guarantor to the Holding Company Guarantor, for the purposes of making Stock Payments to the Guarantor for the purposes of paying reasonable administrative costs and salaries of the Guarantor's employees, paying taxes and paying expenses incurred in the ordinary course of business or Stock Payments by a Subsidiary of the Holding Company Guarantor to the Holding Company Guarantor for the purposes of paying reasonable administrative costs and salaries of the Holding Company Guarantor's employees, paying taxes and paying expenses incurred in the ordinary course of business; PROVIDED, that no Stock Payment pursuant to this clause (i) may be made (a) at any time when a Default or Event of Default exists or would occur after giving effect to such Stock Payment or (b) if, after giving effect to such Stock Payment, the aggregate amount of Stock Payments made during any fiscal year of the Company, together with any loans and advances made by the Company pursuant to paragraph 6G(iv) of the Note Agreements during such fiscal year, would exceed $1,500,000;

                  (ii) Stock Payments to the Holding Company Guarantor for the purposes of making Stock Payments to the Guarantor for the purposes of making Stock Payments to the extent permitted by Section 4.17 of the Black Box Guarantee; PROVIDED, that no Stock Payment pursuant to this clause (ii) may be made at any time when a Default or Event of Default exists or would occur after giving effect to such Stock Payment;

                  (iii) Stock Payments to the Holding Company Guarantor so long as the proceeds thereof shall be loaned to the Company as permitted by paragraph 6E of the Note Agreements; and

                  (iv) A Subsidiary of the Company may declare and make Stock Payments if all of the capital stock of such Subsidiary is owned by the Company or by a direct or indirect Wholly- Owned Subsidiary of the Company.

              ARTICLE V. REPRESENTATIONS, COVENANTS AND WARRANTIES

                  The Holding Company Guarantor represents, covenants and warrants as follows:

                  AA. Organization. The Holding Company Guarantor is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each of its Subsidiaries is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Holding Company Guarantor and each Subsidiary of the Holding Company Guarantor is duly qualified and authorized to transact business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted by it or the ownership of its properties or assets makes such qualification necessary, except where the failure to be in good standing or to be so qualified or authorized would not have a Material Adverse Effect on the Holding Company Guarantor or such Subsidiary, as the case may be. The names of the Subsidiaries of the Holding Company Guarantor on the Effective Date (as such term is defined in the Second Modification), the jurisdictions in which each such Subsidiary is organized, each Subsidiary's form of organization and the capital stock of each such Subsidiary issued and outstanding and the holders by percent of such stock are as set forth in SCHEDULE 5.1. As of the date hereof, the Holding Company Guarantor owns beneficially and of record 100% of the issued and outstanding capital stock of the Company. Neither the Holding Company Guarantor nor any of its Subsidiaries is a partner (general or limited) of any partnership, is a party to any joint venture or owns (beneficially of record) any equity or similar interest in any Person (including but not limited to any interest pursuant to which the Holding Company Guarantor or any of its Subsidiaries has or may in any circumstance have the obligation to make capital contributions to, or be generally liable for on account of the liabilities, acts or omissions of such other Person), except for (i) capital stock of the Subsidiaries listed on SCHEDULE 5.1-1, (ii) equity Investments permitted under Section 4.16 of the Black Box Guarantee and (iii) matters set forth in SCHEDULE 5.1-2.

                  BB. Power and Authority. The Holding Company Guarantor and each Subsidiary of the Holding Company Guarantor has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted. The Holding Company Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Holding Company Guarantee. The execution, delivery and performance by the Holding Company Guarantor of this Holding Company Guarantee have been duly authorized by all requisite corporate action on the part of the Holding Company Guarantor. The Holding Company Guarantor has duly executed and delivered this Holding Company Guarantee, and this Holding Company Guarantee constitutes the legal, valid and binding obligation of the Holding Company Guarantor, enforceable against the Holding Company Guarantor in accordance with its terms.

                  CC. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Holding Company Guarantor, threatened against the Holding Company Guarantor or any of its Subsidiaries, or any properties or rights of the Holding Company Guarantor or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body in which the judgment sought or the potential liability to the Holding Company Guarantor or any of its Subsidiaries exceeds $100,000.

                  DD. Title to Properties. The Holding Company Guarantor has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, subject to minor defects in title such as are customarily encountered in properties of like site and character and which do not impair the Holding Company Guarantor's or any Subsidiary's use of such properties. All leases necessary in any material respect for the conduct of the respective businesses of the Holding Company Guarantor and its Subsidiaries are valid and subsisting and are in full force and effect.

                  EE. Taxes. The Holding Company Guarantor has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Holding Company Guarantor, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, and the Holding Company Guarantor has no knowledge of any basis for any further material assessment to the Holding Company Guarantor or any of its Subsidiaries that has not been adequately so provided for on the books of the Holding Company Guarantor.

                  FF. Conflicting Agreements and Other Matters. Neither the Holding Company Guarantor nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition or prospects. Neither the execution nor delivery of this Holding Company Guarantee, nor fulfillment of nor compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Holding Company Guarantor or any of its Subsidiaries pursuant to, the charter or by-laws of the Holding Company Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Holding Company Guarantor or any of its Subsidiaries is subject. Neither the Holding Company Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Holding Company Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the creation of, any Holding Company Guarantee.

                  GG. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Holding Company Guarantor or any Controlled Group Member to be incurred with respect to any Plan by the Holding Company Guarantor, any Subsidiary of the Holding Company Guarantor or any Controlled Group Member which does or would have a Material Adverse Effect. Neither the Holding Company Guarantor, any Subsidiary of the Holding Company Guarantor nor any Controlled Group Member has contributed or presently contributes to any Multiemployer Plan. The execution and delivery of this Holding Company Guarantee and the transactions contemplated by the Modification will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The represen tation by the Holding Company Guarantor in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B of the Note Agreements. A copy of the most recent Annual Report (5500 Series Form) as of the date hereof including all attachments thereto as filed with the Internal Revenue Service for each Plan has been provided to the Purchasers and fairly presents the funding status of each Plan. There has been no material deterioration in any Plan's funding status since the date of such Annual Report. SCHEDULE 5.7 sets forth as of the date hereof a list of all Plans and Multiemployer Plans. Except as set forth in
SCHEDULE 5.7, neither the Holding Company Guarantor nor any Subsidiary of the Holding Company Guarantor has any liability (contingent or otherwise) for, or in connection with, and none of their respective properties is subject to a Lien in connection with, any Pension-Related Event. Neither the Holding Company Guarantor nor any Subsidiary of the Holding Company Guarantor has any liability (contingent or otherwise) for, or in connection with, any Postretirement Benefits.

                  HH. Governmental and Other Third Party Consent. Neither the nature of the Holding Company Guarantor or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Holding Company Guarantor or any Subsidiary and any other Person, nor any circumstance in connection with the execution or delivery of this Holding Company Guarantee is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of this Holding Company Guarantee or fulfillment of or compliance with the terms and provisions hereof.

                  II. Environmental Compliance. (a) To the best knowledge of any Responsible Environmental Officer, (i) the Holding Company Guarantor and its Subsidiaries and Environmental Affiliates and all of their respective properties and facilities have complied at all times and in all respects with all applicable Environmental Laws and all administrative orders, judgments, rulings and regulations relating to protection of the Environment, except, in any such case, where failure to comply would not result in a Material Adverse Effect, and (ii) neither the Holding Company Guarantor nor any of its Subsidiaries nor any Environmental Affiliate are reasonably expected to have any liability, under any applicable Environmental Laws, which, either in any case or in the aggregate, could result in a Material Adverse Effect.

                  (b) Without limiting the foregoing, except as described in part 8L to the Disclosure Schedule referred to in the Note Agreements, neither the Holding Company Guarantor nor any of its Subsidiaries nor Environmental Affiliate has any knowledge of the Release or Threat of Release of any Environmental Concern Materials on, in, under, or in the vicinity of any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries or any Environmental Affiliate that may be required to be remediated under any applicable Environmental Law. No Lien has been imposed on any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries by any governmental agency at the federal, state, or local level in connection with the presence on or off such property of any Environmental Concern Materials, except as described in part 8L to the Disclosure Schedule referred to in the Note Agreements. Except as described in part 8L to the Disclosure Schedule referred to in the Note Agreements, to the best knowledge of any Responsible Environmental Officer, neither the Holding Company Guarantor nor any of its Subsidiaries nor any Environmental Affiliate has in the previous five years: (i) entered into or been subject to any consent decree, compliance order, or administrative order under any applicable Environmental Laws with respect to any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries or Environmental Affiliates or any facilities or improvements or any operations or activities thereon, (ii) received notice under the citizen suit provision of any applicable Environmental Law in connection with any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries or Environmental Affiliates or any facilities or improvements or any operations or activities thereon; (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to environmental matters relating to any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries or Environmental Affiliate thereof or any facilities or improvements or any operations or activities thereon that may be required or may require any environmental investigation, environmental site assessment, corrective action or environmental remediation; or (iv) been subject to or threatened with any governmental or citizen enforcement action under any applicable Environmental Laws with respect to any of the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries or Environmental Affiliate or any facilities or improvements or any operations or activities thereon. To the best knowledge of any Responsible Environmental Officer, except as described in part 8L to the Disclosure Schedule referred to in the Note Agreements, neither the Holding Company Guarantor nor any of its Subsidiaries has any reason to believe that any of the above will be forthcoming, the effect of which could reasonably have a Material Adverse Effect. The Holding Company Guarantor and its Subsidiaries have all Environmental Permits necessary for all facilities, operations, activities, improvements, and alterations, including past or ongoing improvements or alterations, at the properties owned or operated by the Holding Company Guarantor or any of its Subsidiaries, except where the failure to have such permits would not have a Material Adverse Effect.

                  JJ. Regulatory Status. Neither the Company or the Holding Company Guarantor nor any Subsidiary of the Company or the Holding Company Guarantor is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or
(iii) a "public utility" within the meaning of the Federal Power Act, as amended.

                  KK. Permits and Other Operating Rights. The Holding Company Guarantor and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Holding Company Guarantor or the Subsidiary or any of its respective properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, subject to exceptions and deficiencies which do not materially affect the business and operations of the Holding Company Guarantor or such Subsidiary or any material part thereof, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Holding Company Guarantor or any such Subsidiary or any of its properties are free from burdensome restrictions or conditions of an unusual character or restrictions or conditions materially adverse to the business or operations of the Holding Company Guarantor or such Subsidiary, and neither the Holding Company Guarantor nor any Subsidiary is in violation of any thereof in any material respect.

                  LL. Disclosure. Neither this Holding Company Guarantee nor any other document, certificate or statement furnished to the Holders by or on behalf of the Holding Company Guarantor in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Holding Company Guarantor or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Holding Company Guarantor can now foresee) materially adversely affect the business, property or assets, or financial condition of the Holding Company Guarantor or any of its Subsidiaries and which has not been set forth in this Holding Company Guarantee or in the other documents, certificates and statements furnished to the Holders by or on behalf of the Holding Company Guarantor prior to the date hereof in connection with the transactions contemplated hereby.

                  MM. Solvency. On and as of the date hereof, after giving effect to the consummation of the transactions contemplated in the Modification and the Second Modification and in this Holding Company Guarantee and after giving effect to the Restructuring, the Holding Company Guarantor and its Subsidiaries will be Solvent.

                           ARTICLE VI. MISCELLANEOUS

                  NN. Consent to Amendments. This Holding Company Guarantee may be amended, and the Holding Company Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Holding Company Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of all of the Holders, the Holding Company Guarantor shall not be released from this Holding Company Guarantee and no amendment, consent or waiver with respect to Article II of this Holding Company Guarantee or change to the proportion of the principal amount of the Notes required with respect to any consent, amendment or waiver shall be effective. Each Holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 6.1, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Holding Company Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Holding Company Guarantee" and references thereto shall mean this Holding Company Guarantee as it may from time to time be amended or supplemented. If, in connection with any proposed or consummated amendment or waiver of this Holding Company Guarantee or delivery of any consent to action or inaction hereunder, a fee is to be paid to any Holder of Notes (excluding fees or expenses paid as reimbursement for their out-of-pocket expenses pursuant to paragraph 11B of the Note Agreements) by the Holding Company Guarantor or any of its Subsidiaries, the Holding Company Guarantor shall be required to pay such fee ratably to all Holders of Notes.

                  OO. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Holding Company Guarantor in connection herewith shall survive the execution and delivery of this Holding Company Guarantee, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Holder. Subject to the preceding sentence, this Holding Company Guarantee embodies the entire agreement and understanding between the Purchaser and the Holding Company Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  PP. Successors and Assigns. All covenants and other agreements in this Holding Company Guarantee contained by or on behalf of the Holding Company Guarantor shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not, provided, that the Holding Company Guarantor may not transfer or assign any of its obligations hereunder except in compliance with Section 6.1.

                  QQ. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to a Holder, addressed to it at the address specified for such communications in the Purchaser Schedule attached to the Note Agreement to which such Holder is a party, or at such other address as it shall have specified to the Holding Company Guarantor in writing and (ii) if to the Holding Company Guarantor, addressed to it at 911 Washington Street, Wilmington, Delaware 19801-1545, Attention: Kenneth J. Kubacki, with a copy to 1000 Park Drive, Lawrence, Pennsylvania 15055, Attention: Frederick C. Young, or at such other address as the Holding Company Guarantor shall have specified to the Holder of each Note in writing; provided, however, that any such communication to the Holding Company Guarantor may also, at the option of the Holder, be delivered by any other means either to the Holding Company Guarantor at its address specified above or to any officer of the Holding Company Guarantor. Any such communications which satisfy the foregoing provisions of this Section 6.4 shall be deemed to have been given for purposes hereof when actually received, or on the 5th Business Day after deposit in the United States mail in the case of communication by first class mail, or, on the 1st Business Day after deposit with a nationwide overnight delivery service in the case of communication by nationwide overnight delivery service.

                  RR. Governing Law. This Holding Company Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

                  SS. Severability. Any provision of this Holding Company Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  TT. Descriptive Headings. The descriptive headings of the several subsections, sections and articles of this Holding Company Guarantee are inserted for convenience only and do not constitute a part of this Holding Company Guarantee.

                  UU. Counterparts. This Holding Company Guarantee may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

                  VV. Severability of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under the Note Agreements are several obligations.

                  IN WITNESS WHEREOF, this Holding Company Guarantee has been duly executed by the Holding Company Guarantor as of the date first above written.

                                        BBOX HOLDING COMPANY

                                        By: /s/ KENNETH J. KUBACKI
                                            ------------------------
                                             Title: Kenneth J. Kubacki

                         ACKNOWLEDGMENT OF CORPORATION

STATE OF DELAWARE                   )
                                    ) SS.
COUNTY OF NEW CASTLE                )

                  The foregoing instrument was acknowledged before me this 19th day of November, 1996 by Kenneth J. Kubacki, the President of BBox Holding Company, on behalf of the corporation.

     /s/ CAROLIE M. TERRY
   -------------------------
Notary Public
My commission expires:

Acknowledged and agreed to in Newark, New Jersey as of this ___ day of November, 1996:

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                            AMERICA

                                        By: /s/ KEVIN J. KRASKA
                                            ----------------------------
                                            Title: Vice President

Acknowledged and agreed to in New York, New York as of this 18th day of November, 1996:

                                        THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                            THE UNITED STATES

                                        By: /s/ JOEL SEREBRANSKY
                                            -------------------------
                                        Title: Investment Officer

Acknowledged and agreed to in Springfield, Massachusetts as of this 21st day of November, 1996:

                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                            COMPANY

                                        By: /s/ MARK A. AHMED
                                            ---------------------------
                                            Title: Managing Director

                                                                  SCHEDULE 5.1-1

                                  SUBSIDIARIES

                                 [SEE ATTACHED]

                                                                  SCHEDULE 5.1-2



                    PARTNERSHIP AND JOINT VENTURE INTERESTS


                                 [SEE ATTACHED]

                                                                    SCHEDULE 5.7


                                     ERISA


                                 [SEE ATTACHED]